UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2020, Ontrak, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Katherine B. Quinn to serve as a member of the Board, effective August 10, 2020.

Ms. Quinn currently serves as Vice Chairman and Chief Administrative Officer of US Bancorp, a 70,000 employee and $547 Billion enterprise, where she is responsible for corporate strategy, customer experience and digital technology. Prior to joining US Bancorp, Ms. Quinn served as Senior Vice President and Chief Marketing Officer of Wellpoint, Inc. (now Anthem, Inc), Chief Marketing and Strategy Officer of the Hartford, Senior Vice President of Strategy at Cigna, Senior Vice President of Product Development at Cigna, and Corporate Director of Product Management and Development at PacifiCare Health Systems. Ms. Quinn earned her master’s of business administration degree from the University of Phoenix and her bachelor’s degree from Hunter College in New York City.

Ms. Quinn has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Quinn had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.  Description
99.1  Press Release dated August 11, 2020.
104  Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: August 11, 2020	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer